SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     ______________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 5, 1998

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)

     New Jersey                     33-85234          22-2665282
(State or other juris-             (Commission       (IRS Employer
diction of incorporation)           File Number)     Identification
                                      Number)

7000 Boulevard East, Guttenberg, New Jersey               07093
(Address of principal executive office)                 (Zip Code)


Registrant's telephone number including area code-     (201) 854-7777


                                 Not Applicable
         (Former name and former address, as changed since last report)




ITEM 5.   OTHER EVENTS.

          On June 5, 1998, KTI, Inc., a New Jersey corporation (the Company or the Registrant) announced that it has exercised its option to exchange all of its shares of Series B Preferred Stock outstanding on August 3, 1998, the next Dividend Payment Date, for KTI, Inc.'s 8 3/4% Convertible Subordinated Notes (the "Exchange Notes").

     Dividends on the Series B Preferred Stock shall cease to accumulate on August 3, 1998, whether or not the certificates for shares of the Series B Preferred have been surrendered for exchange. Interest on the Exchange Notes shall accrue from August 3, 1998, whether or not the certificates for shares of the Series B Preferred have been surrendered for exchange.

     The Holders of outstanding shares of Series B Preferred are entitled to receive a $1,000 principal amount Exchange Note for each 40 shares of Series B Preferred held. The Company. will pay cash in the amount of $25.00 per share to any Holder for that portion of such Holder's position, which is less than 40 shares.


     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Exhibits.

     Exhibit Number Description

     99.1           Exchange Notice

     99.2           News release dated June 5, 1998.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   KTI, Inc.
                                   (the Registrant)



Dated:         June 17, 1998            By:       /s/ Martin J. Sergi
                                        Name:     Martin J. Sergi
                                        Title:    President